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Exhibit 4.2

                            Whirlwind Marketing, Inc.
                             SUBSCRIPTION AGREEMENT

     THIS SUBSCRIPTION AGREEMENT is made as of the 15th day of November 2001, by and between ("Noteholder"), and WHIRLWIND MARKETING, INC., a Delaware corporation (the "Company").

                                   Background

     As more fully set forth herein, the Noteholder is the holder of a promissory note of the Company in the principal amount of $______ ("Note") and is exchanging the Note for shares of Common Stock of the Company.

                                    Agreement

     NOW, THEREFORE, intending to be legally bound hereby, the parties hereto agree as follows:

     1. Purchase. Noteholder hereby irrevocably and fully assigns and conveys the Note to the Company and will receive from the Company in full and complete payment for the Note shares of Common Stock of the Company ("Stock"). This exchange represents a conversion rate of $.80 per share.

     Effective as of the date hereof, the Noteholder hereby absolutely and irrevocably sells, assigns and transfers to the Company all of the Noteholder's right, title and interest in and to the Note. The Noteholder hereby represents and warrants that the Note is owned beneficially and of record by the Noteholder. The Noteholder has full authority to sell, assign and transfer the Note and the Company has acquired good title thereto, free and clear of all liens, charges, encumbrances, conditional sales agreements, adverse claims, or other obligations whatsoever.

     The Noteholder understands that any interest accrued through the date of the exchange of my Note has already been paid to the undersigned by the Company.

     The Noteholder has enclosed herewith and delivered to the Company the original certificate representing the Note. The Noteholder does hereby irrevocably constitute and appoint the Company as attorney to transfer the Note on the books of the Company, with full power of substitution.

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     A certificate representing the Stock shall be delivered to Noteholder within five days following the date hereof.

     Promptly after the date hereof, the Company shall at its sole cost and expense use its best efforts to register the Stock for resale by Noteholder under the Securities Act of 1933, as amended (the "Act"), and to keep such registration statement effective for a period of at least nine months.

     2. Representations And Warranties of the Company. The Company represents and warrants to Noteholder that the issuance of the Stock has been duly authorized and the Stock when issued will be validly issued, fully paid and non-assessable.

     3. Representations and Warranties of Noteholder. Noteholder hereby makes the following representations and warranties to the Company:

          A. Noteholder understands that the Stock is being offered and sold under an exemption from registration under the Act, and offering exemptions contained in the securities laws of other jurisdictions; that Noteholder is purchasing the Stock without being furnished any offering literature or prospectus of any sort relating to the Company; that all documents, records and books pertaining to this investment and the Company have been made available by the Company to Noteholder and Noteholder's representatives.

          B. Noteholder understands that the Stock has not, and except as provided above, will not be registered under the Act or any state securities laws, and that in order to sell or transfer such Stock, such Stock must either be registered under such laws or an appropriate exemption from registration must be available.

          C. Noteholder is a bona fide resident and domiciliary of the State of Pennsylvania and has no present intention of becoming a resident or domiciliary of any other jurisdiction.

          D. Noteholder is able to fend for itself in this transaction.

          E. Noteholder confirms that Noteholder understands and has fully considered for purposes of this investment that there are substantial restrictions on the transferability of the Stock and there is currently no established public market for the Stock and no liquidity is present in connection with the Stock.

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          F. Noteholder has such knowledge and experience in financial and business matters that Noteholder is capable of evaluating the merits and risks of an investment in the Stock and of making an informed investment decision.

          G. Noteholder confirms that in making Noteholder's decision to purchase the Stock hereby subscribed for Noteholder has relied solely upon Noteholder's own independent investigation of the Company and not on any representations, warranties, or statements made by or on behalf of the Company (other than those made herein), and that Noteholder has been given the opportunity to ask questions of and to receive answers from the Company concerning the Company, its financial condition and business, and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense, and Noteholder believes it has received all the information it considers necessary or appropriate for deciding whether to purchase the Stock.

          H. The Stock hereby subscribed for is being acquired by Noteholder in good faith solely for Noteholder's own account for investment purposes only and is not being purchased with a view to or for the resale, distribution, subdivision or fractionalization thereof; Noteholder has no contract, understanding, undertaking, agreement or arrangement, formal or informal, with any person to sell, transfer or pledge to any person the Stock for which Noteholder hereby subscribes for or any part thereof; Noteholder understands that the legal consequences of the foregoing representations and warranties are that Noteholder must bear the economic risk of an investment in the Stock for an indefinite period of time because the Stock has not been registered under the Act or applicable state securities laws and therefore cannot be sold unless the Stock is subsequently registered under the Act or applicable state securities laws (which the Company has agreed to do as set forth above) or an exemption from such registration is available.

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          I. Noteholder consents to the placement of a legend on the certificate representing the Stock being purchased by Noteholder, which legend will be in substantially the following form:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY OTHER JURISDICTION. THE SALE OR OTHER DISPOSITION OF THESE SECURITIES IS PROHIBITED UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO IT AND ITS COUNSEL THAT SUCH SALE OR OTHER DISPOSITION CAN BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND OTHER APPLICABLE STATUTES. BY ACQUIRING THE SECURITIES REPRESENTED BY THIS CERTIFICATE, THE HOLDER OF THIS CERTIFICATE REPRESENTS THAT THE HOLDER HAS ACQUIRED THESE SECURITIES FOR INVESTMENT AND THAT THE HOLDER WILL NOT SELL OR OTHERWISE DISPOSE OF THESE SECURITIES WITHOUT REGISTRATION OR OTHER COMPLIANCE WITH THE AFORESAID ACTS AND THE RULES AND REGULATIONS THEREUNDER."

          J. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby has been duly authorized by Noteholder.

     4. Survival of Representations, Warranties, Covenants, Agreements and Remedies. Except as specifically provided otherwise herein, all representations, warranties, covenants, agreements and remedies of the parties hereto, shall survive the date hereof.

     5. Entire Agreement. This Agreement constitutes the entire understanding and agreement between the parties hereto with respect to the transactions contemplated herein, supersedes all prior and contemporaneous agreements, understandings, negotiations and discussions, whether oral or written, of the parties, and there have been no warranties, representations or promises, written or oral, made by any of the parties hereto except as herein expressly set forth herein.

     6. Binding Agreement. This Agreement shall be binding upon and inure to the benefit of the parties hereto, as well as their respective heirs, personal representatives, successors and assigns but no party may assign its obligations hereunder.

     7. Pennsylvania Law Controls. This Agreement shall be construed in accordance with and shall be governed by the laws of the Commonwealth of Pennsylvania without regard to its conflicts of law rules.

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     IN WITNESS WHEREOF, each of the undersigned, intending to be legally bound hereby, has executed this Subscription Agreement as of the date set forth above.

                                                  NOTEHOLDER:

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                                                  Signature

                                                  Print Name:
                                                             ---------------

                                                  WHIRLWIND MARKETING, INC.

                                                  By:
                                                      -------------------------
                                                      Mark W. Peters, President